Ernst & Young LLP           Suite 3400                       Phone 515 243-2727
                            801 Grand Avenue
                            Des Moines, Iowa  50309-2764





                         Consent of Independent Auditors




The Board of Directors and Shareholders
Principal Special Markets Fund, Inc.


We consent to the reference to our firm under the captions "Financial Highlights", "Additional Information Financial Statements", and "Financial Statements" and to the incorporation by reference of our report dated January 17, 1997 in the registration statement of Principal Special Markets Fund, Inc. on Form N-1A and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-59474) and to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-7572).

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
September 10, 1997



       Ernst & Young LLP is a member of Ernst & Young International, Ltd.